EXHIBIT 21

                           Subsidiaries of the Company

Directly Held By                          Jurisdiction
  Subsidiary                            of Incorporation            and Wholly Owned By
  ----------                            ----------------            -------------------
PSI Holding, Corp.                          Delaware                NFO Research, Inc.

Payment Systems, Inc.                       Florida                 PSI Holding Corp.

The SPECTREM Group, Inc.                    Delaware                Payment Systems, Inc.

Migliara/Kaplan Associates, Inc.            Delaware                NFO Research, Inc.

Chesapeake Surveys, Inc.                    Delaware                Migliara/Kaplan
                                                                    Associates, Inc.

Plog Research, Inc.                         Delaware                NFO Research, Inc.

Advanced Marketing Solutions
  Corp.                                     Delaware                NFO Research, Inc.

NFO International, Inc.                     Delaware                NFO Research, Inc.

NFO Europe, Inc.                            Delaware                NFO International, Inc.

NFO France, Inc.                            Delaware                NFO Europe, Inc.

NFO APLT, Inc.                              Delaware                NFO Europe, Inc.

NFO Germany, Inc.                           Delaware                NFO Europe, Inc.

NFO U.K., Inc.                              Delaware                NFO Europe, Inc.

Payment Systems International
Limited                                     United Kingdom          NFO U.K., Inc.